Exhibit 10.1

Dainippon Sumitomo Pharma Co., Ltd.
6-8, Doshomachi 2-chome, Chuo-ku,
Osaka 541-0045, Japan
Phone : (81) 6 (6203) 4531
Telefax : (81) 6 (6203) 4533

June 8th, 2011

Dr. Mark Pruzanski, M.D.

President and Chief Executive Officer

Intercept Pharmaceuticals, Inc.

18 Desbrosses Street

New York, New York 10013

Re: Intercept-DSP License Agreement-Amendment No. 1

Dear Mark,

Reference is hereby made to that certain License Agreement, dated as of March 29, 2011 between Intercept Pharmaceuticals, Inc. (“Intercept”) and Dainippon Sumitomo Pharma Co., Ltd.(“DSP”) (the “Agreement”). In order to correctly reflect the intention of DSP and Intercept with respect to Section 13.4 of the Agreement, we agree that the word “product” appearing immediately before the reference to “FXR” in the 2nd line of Section 13.4 shall be deleted. Other than this, the Agreement shall remain in full force and effect.

We would appreciate your indicating your agreement with and acceptance of the amendment set forth in the preceding paragraph by signing and dating where indicated below and providing the undersigned with a signed copy of this letter for our records. This amendment will come into effect from the date you sign below.

Kind regards,

/s/ Yoshinori Oh-e
Yoshinori Oh-e, Ph.D
Executive Officer
Director, Business Development
Dainippon Sumitomo Pharma Co., Ltd.

Accepted and agreed:

/s/ Mark Pruzanski

Mark Pruzanski, M.D.

President/Chief Executive Officer

Intercept Pharmaceuticals, Inc.

Date: June 8, 2011